Exhibit 99.1

News Release
Contact: Michael Stivala
Chief Financial Officer & Chief Accounting Officer
P.O. Box 206, Whippany, NJ 07981-0206
Phone: 973-503-9252

FOR IMMEDIATE RELEASE
Suburban Propane Partners, L.P. Clarifies That
It Has No Affiliation with LyondellBasell Industries
Whippany, New Jersey, January 7, 2009 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane gas, fuel oil and related products and services, as well as a marketer of natural gas and electricity, today disclaimed any affiliation with the recently announced Chapter 11 bankruptcy filing by LyondellBasell Industries and its affiliates (“Lyondell”). In a press release issued this morning by Lyondell, Suburban Propane GP, Inc. was listed as one of the affiliated entities of Lyondell that was included in the voluntary petition for relief under Chapter 11 of the Bankruptcy Code. This press release is being issued by the Partnership to clarify that neither Suburban Propane Partners, L.P., nor any of its affiliates including its general partner Suburban Energy Services Group LLC and its operating subsidiaries Suburban Propane, L.P., Suburban Heating Oil Partners, LLC and Agway Energy Services, LLC, has any affiliation with any entity of Lyondell and, as such, is in no way impacted by the Lyondell bankruptcy filing.
As described in its press release dated November 14, 2008, the Partnership ended its fiscal 2008 with more than $137.6 million of cash on hand which is expected to provide sufficient liquidity to fund its ongoing operations without an immediate need to access its established working capital facility. The Partnership has one of the strongest distribution coverage ratios among its peers and is in a position of financial strength.
Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of more than 900,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.
This press release contains certain forward-looking statements relating to future business expectations and financial condition and results of operations of the Partnership, based on management’s current good faith expectations and beliefs concerning future developments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements, including the following:
•	The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;
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•	Volatility in the unit cost of propane, fuel oil and other refined fuels and natural gas, the impact of the Partnership’s hedging and risk management activities and the adverse impact of price increases on volumes as a result of customer conservation;
•	The ability of the Partnership to compete with other suppliers of propane, fuel oil and other energy sources;
•	The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, global terrorism and other general economic conditions;
•	The ability of the Partnership to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;
•	The ability of the Partnership to retain customers;
•	The impact of customer conservation, energy efficiency and technology advances on the demand for propane and fuel oil;
•	The ability of management to continue to control expenses;
•	The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and global warming and other regulatory developments on the Partnership’s business;
•	The impact of legal proceedings on the Partnership’s business;
•	The impact of operating hazards that could adversely affect the Partnership’s operating results to the extent not covered by insurance;
•	The Partnership’s ability to make strategic acquisitions and successfully integrate them; and
•	The impact of current conditions in the global capital and credit markets, and general economic pressures.
Some of these risks and uncertainties are discussed in more detail in the Partnership’s Annual Report on Form 10-K for its fiscal year ended September 27, 2008 and other periodic reports filed with the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. The Partnership undertakes no obligation to update any forward-looking statement, except as otherwise required by law.